Exhibit 10.7

Loan No. 62-5204531

(NOTE:  THIS PROMISSORY NOTE MAY REQUIRE A BALLOON PAYMENT AT MATURITY)

PROMISSORY NOTE

$13,800,000.00 (U.S.)

September 11, 2008

FOR VALUE RECEIVED, the undersigned ("Borrower") promises to pay to the order of WASHINGTON MUTUAL BANK, a federal association, at its office at National Commercial Operations Center, P.O. Box 650528, Dallas, Texas  75265-0528, or at such other place as the holder of this Note ("Lender") may from time to time designate in writing, the sum of Thirteen Million Eight Hundred Thousand and No/100 Dollars ($13,800,000.00) in lawful money of the United States, with interest thereon from the date of disbursement by Lender (whether into escrow or otherwise) until paid at the rates set forth below.

Interest accruing on this Note will be calculated on the basis of a 360-day year consisting of twelve (12) months of thirty (30) days each ("30/360 Basis").  The Monthly Payment Amounts (as defined below) will also be calculated on an 30/360 Basis.

SECTION 1.

Interest Rate.  Throughout the term of the Loan, this Note and all amounts owing under the other Security Documents (hereinafter defined) will bear interest at a rate of Five and Seventy-Seven Hundredths of One Percent (5.77%).

SECTION 2.

Periodic Payments.

(a)

Interest-Only Period.  Beginning on November 1, 2008 (the "Initial Monthly Payment Date") and on the same day of each calendar month thereafter until and including October 1, 2009 (the "Monthly Payment Dates"), Borrower shall make monthly payments of interest (the "Interest Payment Amounts") to Lender in an amount sufficient to fully repay any accrued and unpaid interest at the applicable Interest Rate.

(b)

Amortization Period.  Beginning on November 1, 2009 (the "Initial Amortized Payment Date") and on each Monthly Payment Date thereafter, Borrower shall make monthly payments of principal and interest (together with Interest Payment Amounts, collectively, the "Monthly Payment Amounts") to Lender in an amount sufficient to fully repay the unpaid principal balance of this Note, together with interest at the applicable Interest Rate by the end of the Amortization Period (hereinafter defined) in substantially equal installments.  Each Monthly Payment Amount will be calculated on the basis of an amortization period of 360 months (the "Amortization Period") ending on the date that is that number of months after the day that is one month before the Initial Amortized Payment Date.

(c)

Loan Resize Payment.  Within five (5) business days after September 11, 2010 (the "Resizing Test Date"), Borrower shall provide evidence satisfactory to Lender of the Debt Service Coverage Ratio for the prior ninety (90) day period.  To the extent that as of the Resizing Test Date, the Debt Service Coverage Ratio for the prior ninety (90) day period is less than 1.20, Borrower shall pay to Lender, in addition to any payments due under Section 2(a) or (b) above, a principal payment equal to the Resize Payment, such payment to be made to Lender within sixty (60) days from the Resizing Test Date.  For the purposes of this Section 2(c), the "Resize Payment" shall be the positive difference, if any, between (i) the then outstanding principal balance, minus (ii) that amount, which when used in the Debt Service Coverage Ratio calculation would result in a Debt Service Coverage Ratio of 1.20.

SECTION 3.

Maturity.

Any and all remaining unpaid principal of and interest on this Note shall be due and payable in full on September 11, 2013 (the "Maturity Date"), subject, however, to the right of acceleration as herein provided and as provided in the Security Documents.

SECTION 4.

Application of Payments.

So long as no Event of Default (as used in this Note, the terms "Event of Default" and "Default" have the meanings given to those terms in the Security Instrument described in Section 7) exists, payments under this Note and the Security Documents shall be applied:  (a) first, to the payment of accrued interest; (b) second, at the option of Lender, to the payment of any other amounts owing under this Note or secured by the Security Documents, other than accrued interest and principal, including, but not limited to advances Lender may have made for attorneys' fees or for taxes, assessments, insurance premiums, or other charges on any property given as security for this Note and late charges due hereunder, all if calculated and/or accrued in accordance with the Loan Documents; and (c) third, to the reduction of principal of this Note.  After the occurrence and during the continuance of an Event of Default, Lender may apply such payments to the obligations secured by the Security Instrument in such manner as it may elect in its sole discretion, subject to applicable law and any applicable requirements of the Loan Documents.

SECTION 5.

Prepayment.

Borrower may prepay its obligation under this Note only if, to the extent and on the terms and subject to the conditions set forth in an addendum to this Note attached hereto and incorporated herein by this reference.  If no such addendum is attached to this Note, Borrower may not prepay its obligation under this Note.  Notwithstanding the foregoing, if no such addendum is attached to this Note and Lender, in its sole discretion, agrees to permit a prepayment, then it may do so on such terms and conditions as it may require in its sole discretion.  No partial prepayment of this Note shall change the date or amount of any subsequent monthly payment required under the terms of this Note prior to payment in full of all amounts owing under this Note unless otherwise agreed in writing by Lender in its sole discretion.

SECTION 6.

Late Charge.

If any amount payable under this Note is not paid within ten (10) days after the due date thereof, Borrower shall pay a late charge of five percent (5%) of the delinquent amount as liquidated damages for the extra expense in handling past due payments; provided, however that no such late charge shall be payable with respect to any balloon payment due on the Maturity Date.  Any late charge payable under this section is in addition to any interest payable at the Default Rate (as defined below).

SECTION 7.

Security.

This Note is secured by a deed of trust, security agreement, assignment of leases and rents and fixture filing or a mortgage, security agreement, assignment of leases and rents and fixture filing or similar instrument (the "Security Instrument") of even date herewith, encumbering the real property described in the Security Instrument.  The Security Instrument and any and all other documents securing this Note are collectively referred to as the "Security Documents"; provided, however, that "Security Documents" specifically shall not mean and shall not include the certificate and indemnity agreement regarding hazardous substances being delivered concurrently herewith to Lender by Borrower (the "Indemnity Agreement").  The real property and the other collateral provided for in the Security Documents are collectively referred to as the "Property."

Notwithstanding anything to the contrary in this Note or the Security Documents, this Note shall not evidence Borrower's obligations under the Indemnity Agreement and nothing contained in this Note or the Security Documents shall be deemed to limit or expand Borrower's obligations under such Indemnity Agreement.  All of such obligations under such Indemnity Agreement shall constitute the separate, unsecured recourse obligations of Borrower and shall not be deemed to be evidenced by this Note or secured by the Security Documents.

SECTION 8.

Default; Remedies.

If any amount payable under this Note is not paid within ten (10) days after the date when due or if any other Event of Default has occurred and is continuing, then, at the option of Lender, the entire indebtedness evidenced hereby shall become immediately due and payable.  Upon the occurrence of an Event of Default, and without notice or demand, all amounts owed under this Note, including all accrued but unpaid interest, shall thereafter bear interest at 5% per annum above the Interest Rate that would have been applicable from time to time had there been no Event of Default (the "Default Rate") until all Events of Default are cured.  Failure to exercise any option granted to Lender hereunder shall not waive the right to exercise the same in the event of any subsequent Event of Default.  Interest at the Default Rate shall commence to accrue upon the occurrence of any Event of Default, including the failure to pay this Note at maturity.  Borrower shall pay all interest accrued at the Default Rate on each Monthly Payment Date or within ten (10) days of demand by Lender.  Any judgment for amounts owing under this Note or the Security Documents shall bear interest at the Default Rate.

SECTION 9.

Attorneys' Fees, Etc.

In the event of any Default, or in the event that any dispute arises relating to the interpretation, enforcement, or performance of this Note, Lender shall be entitled to collect from Borrower within ten (10) days of demand all reasonable fees and expenses incurred in connection therewith, including but not limited to reasonable fees of attorneys, accountants, appraisers, environmental inspectors, consultants, expert witnesses, arbitrators, mediators, and court reporters.  Without limiting the generality of the foregoing, Borrower shall pay all such costs and expenses incurred in connection with: (a) arbitration or other alternative dispute resolution proceedings, trial court actions, and appeals; (b) bankruptcy or other insolvency proceedings of Borrower, any guarantor or other party liable for any of the obligations of this Note or any party having any interest in any security for any of those obligations; (c) judicial or nonjudicial foreclosure on, or appointment of a receiver for, any property securing this Note; (d) postjudgment collection proceedings; (e) all unsuccessful claims, counterclaims, cross-claims, and defenses asserted by Borrower or any guarantor in any of the foregoing whether or not they arise out of or are related to this Note or any security for this Note; (f) all preparation for any of the foregoing; and (g) all settlement negotiations with respect to any of the foregoing.

SECTION 10.

Maximum Interest.

No provision of this Note, the Security Instrument or the other Security Documents shall require the payment or permit the collection of interest in excess of the maximum permitted by law.  If any excess of interest in such respect is herein provided for, neither Borrower nor its successors or assigns shall be obligated to pay that portion of such interest that is in excess of the maximum permitted by law, and the right to demand the payment of any such excess shall be and is hereby waived and this Section 10 shall control any provision of this Note, the Security Instrument or the other Security Documents that is inconsistent herewith.  If, notwithstanding the foregoing, Lender receives any payment that constitutes interest in an amount in excess of the maximum amount allowed by applicable law, the excess shall be applied to reduce the principal balance of the Secured Obligations (as defined in the Security Instrument) without payment of a prepayment premium.  Borrower and Lender intend at all times to comply with applicable laws governing the maximum rate or amount of interest payable on or in connection with the Secured Obligations.  If the applicable law is ever judicially interpreted so as to render usurious any amount payable under this Note, the Security Instrument or any other Security Document, or contracted for, charged, taken, reserved or received with respect to the Secured Obligations, or if acceleration of the maturity of the Secured Obligations, or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable law, then Borrower and Lender expressly intend that all excess amounts collected by Lender shall be applied to reduce the unpaid principal balance of the Secured Obligations (or, if the Secured Obligations have been or would thereby be paid in full, shall be refunded to Borrower), and the provisions of this Note, the Security Instrument and the other Security Documents immediately shall be deemed reformed and the amounts thereafter collectible under this Note, the Security Instrument and the other Security Documents reduced, without the necessity of the execution of any new documents, so as to comply with applicable law, but so as to permit the recovery of the fullest amount otherwise payable under this Note, the Security Instrument and the other Security Documents.  The right to accelerate the maturity of the Secured Obligations does not include the right to accelerate any interest that has not otherwise accrued on the date of such acceleration, and Lender does not intend to collect any unearned interest in the event of acceleration.  All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the Secured Obligations shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the Secured Obligations until payment in full so that the rate or amount of interest on account of the Secured Obligations does not exceed the applicable usury ceiling.  Notwithstanding any provision contained in this Note, the Security Instrument or any other Security Document that permits the compounding of interest, including any provision by which any accrued interest is added to the principal amount of the Secured Obligations, the total amount of interest that Borrower is obligated to pay and Lender is entitled to receive with respect to the Secured Obligations shall not exceed the amount calculated on a simple (i.e., noncompounded) interest basis at the maximum rate on principal amounts actually advanced to or for the account of Borrower, including all current and prior advances and any advances made pursuant to this Note, the Security Instrument or any other Security Document.

SECTION 11.

Definitions.  For purposes of the Loan Documents, the following terms have the meanings set forth below

(a)

“Adjusted Actual Operating Expenses” means the actual operating expenses of the Property for the applicable period adjusted for a stabilized property assuming ninety percent (90%) occupancy, as reasonably determined by Lender and as further adjusted to include: (i) an annual replacement reserve expense of $200 per year per rental unit in the Project (prorated for any applicable period that is less than one (1) year); and (ii) a management fee equal to five percent (5%) of Gross Operating Income.

(b)  “Annualized Net Operating Income” means the difference between Gross Operating Income for the ninety (90) day period immediately preceding the applicable Determination Date, multiplied by four (4) and Adjusted Actual Operating Expenses for the same period, multiplied by four (4).

(c)

"As Is" Appraised Value" means the appraised value of the Property as reflected in the most recent Project Appraisal estimated on an "as-is" basis.

(d)

“Assumed Debt Service” means the sum of all principal and interest payments that would be due and payable during the period of twelve (12) consecutive months ending on the last day of the most recent month before the applicable Determination Date if the Loan and the Unsecured Affiliate Debt (as defined in the Security Instrument), were fixed-rate, fully-amortizing term loans providing for an annual rate of interest equal to the Interest Rate and equal monthly principal and interest payments sufficient to fully amortize the outstanding principal balance of the Loan and the Unsecured Affiliate Debt at the applicable Determination Date over thirty (30) years

(e)

“Debt Service Coverage Ratio” means the result, expressed in terms of a ratio, determined by dividing the Annualized Net Operating Income for the applicable period by the Assumed Debt Service.

(f)

“Determination Date” means any date on which the Debt Service Coverage Ratio is to be calculated for purposes of this Agreement.

(g)

“Gross Operating Income” means the sum of any and all amounts, payments, fees, rentals, additional rentals, expense reimbursements (including, without limitation, all reimbursements by tenants, lessees, licensees and other users of the Property) discounts or credits to Borrower, income, interest and other monies directly or indirectly received by or on behalf of or credited to Borrower from any Person with respect to Borrower’s ownership, use, development, operation, leasing, franchising, marketing or licensing of the Property.  Gross Operating Income will be computed on a cash basis and will include all amounts actually received in the applicable period whether or not such amounts are attributable to a charge arising in such period.

(h)

“Holdback Amount” means $1,116,857.85.

(i)

“Loan-to-Value Percentage” means the quotient of (i) the sum of (A) the outstanding principal balance of this Note, plus (B) the outstanding principal and interest balance of any Unsecured Affiliate Debt; divided by (ii) the “As-Is” Appraised Value.

(j)

“Project Appraisal” means a written appraisal of the Property ordered by Lender and prepared by an appraiser satisfactory to Lender, as such appraisal is reviewed, adjusted and approved by Lender in its sole and absolute discretion.

SECTION 12.

Miscellaneous.

(a)

Every person or entity at any time liable for the payment of the indebtedness evidenced hereby waives presentment for payment, demand, and notice (except for any notices expressly provided for in the Loan Documents) of nonpayment of this Note.  Every such person or entity further hereby consents to any extension of the time of payment hereof or other modification of the terms of payment of this Note, the release of all or any part of the security herefor or the release of any party liable for the payment of the indebtedness evidenced hereby at any time and from time to time at the request of anyone now or hereafter liable �herefore.  Any such extension or release may be made without notice to any of such persons or entities and without discharging their liability.

(b)

The headings to the various sections have been inserted for convenience of reference only and do not define, limit, modify, or expand the express provisions of this Note.

(c)

Time is of the essence under this Note and in the performance of every term, covenant and obligation contained herein.

(d)

This Note is made with reference to and is to be construed in accordance with the laws of the state where the Property is located.

If Lender at any time discovers that this Note or any of the Security Documents contains any error that was caused by a clerical mistake, calculation error, computer error, printing error or similar error, Borrower shall, upon reasonable demand by Lender re-execute any such documents as are necessary or appropriate to correct any such error and Lender shall have no liability to Borrower or any other person or entity as a result of such error, provided that Borrower's obligation or liability under the Security Documents shall not be increased and provided that Borrower shall not be required to bear any expense in connection therewith.  If this Note or any of the Security Documents are lost, stolen, mutilated or destroyed and Lender delivers to Borrower an indemnification agreement indemnifying Borrower against any loss or liability resulting therefrom, Borrower will execute and deliver to Lender a replacement thereof in form and content identical to the original document which will have the effect of the original for all purposes.

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DATED effective as of the day and year first above written.

BORROWER:

FOX STRATEGIC HOUSING INCOME PARTNERS, A CALIFORNIA LIMITED PARTNERSHIP

By:

Fox Partners VIII,

a California general partnership,

its general partner

By:

Fox Capital Management Corporation,

a California corporation,

its managing general partner

By: /s/Patti K. Fielding

Name:

Patti K. Fielding

Title:

Executive Vice President and Treasurer

Loan No. 62-5204531

PREPAYMENT ADDENDUM TO PROMISSORY NOTE

(Yield Maintenance Prepayment Premium)

This Addendum is attached to, incorporated into and forms an integral part of, the Promissory Note dated September 11, 2008 made by the undersigned in favor of Washington Mutual Bank, a federal association, as if the following terms and provisions were set forth in full in the body thereof:

1.

Prepayment Premium.  Borrower may, upon thirty (30) days' prior written notice to Lender, prepay its obligation under this Note in full, but not in part, but (subject to the Prepayment Window described below) only upon payment of a premium (the "Prepayment Premium") equal to the greater of:

(i)

1% of the amount of principal being prepaid;

or

(ii)

The product obtained by multiplying:

(A)

the amount of principal being prepaid,

times

(B)

the difference obtained by subtracting from the Note Rate the yield rate (the "Yield Rate") on the 4.25% U.S. Treasury Security due November 2013 (the "Specified U.S. Treasury Security"), on the twenty-fifth Business Day (as defined below) preceding the Prepayment Date (as defined below) as the Yield Rate is reported in The Wall Street Journal, times

(C)

the present value factor calculated using the following formula:

[1-(1+r)-(n/12)]/r

where:

r =

Yield Rate

n =

the number of months remaining between the Prepayment Date and the Maturity Date.

In the event that no Yield Rate is published for the Specified U.S. Treasury Security, then the nearest equivalent U.S. Treasury Security shall be selected at Lender's discretion.  If the publication of such Yield Rates in The Wall Street Journal is discontinued, Lender shall determine such Yield Rates from another source selected by Lender.

For purposes of this Addendum, the "Prepayment Date" shall be (x) in the case of a voluntary prepayment, the date on which the prepayment is made, and (y) in any other case, the date on which Lender accelerates the unpaid principal balance of this Note or, if no acceleration has occurred, the date on which Lender first applies any collateral or other security to the unpaid principal balance of this Note.

As used herein, "Business Day" means any day other than a Saturday, a Sunday or any other day on which Lender is not open for business at the office from which Lender from time to time services the loan evidenced by this Note.

2.

Provisions Applicable to All Prepayments.  Borrower expressly waives any right to prepay this Note except as provided in this Addendum.  Therefore, if the maturity of this Note is accelerated for any reason, including, without limitation, the occurrence of any Event of Default, including without limitation an Event of Default under Section 4.13 of the Security Instrument, then any subsequent tender of payment of this Note, including any redemption following foreclosure of the Security Instrument, shall constitute an evasion of the restrictions on prepayment set forth herein and shall be deemed a voluntary prepayment.  Accordingly, Lender may impose as a condition to accepting any such tender, and may bid at any sheriff's or trustee's sale under the Security Instrument, and/or include in any complaint for judicial foreclosure or any claim in bankruptcy, as part of the indebtedness evidenced by this Note and secured by the Security Instrument, the Prepayment Premium that would have otherwise been payable hereunder for prepayment of this Note occurring on the date of such acceleration.  The Prepayment Premium will not be payable for prepayment of this Note made with insurance or condemnation proceeds or for any involuntary prepayment pursuant to Section 10 of the Note. Subject to the Prepayment Window described below, the Prepayment Premium will be payable with respect to any other prepayment made from any collateral for this Note.  No partial prepayment of this Note shall change the date or amount of any subsequent monthly payment required under the terms of this Note prior to payment in full of all amounts owing under this Note unless otherwise agreed in writing by Lender in its sole discretion.

Acceptance by Lender of any one or more prepayments without concurrent payment of any applicable Prepayment Premium or other amount provided for above will not constitute a waiver of Lender's right to require payment of any Prepayment Premium or other amount provided for above.

Borrower acknowledges that: (a) it is a knowledgeable real estate investor, (b) it fully understands the effect of the waivers set forth in this Addendum, (c) the making of the loan evidenced by this Note at the interest rates set forth in this Note is sufficient consideration for such waivers, and (d) Lender would not make the loan evidenced by this Note without such waivers.

Borrower acknowledges that any statement made by Lender setting forth the amount of the Prepayment Premium shall only be binding upon Lender if such statement is made in writing and that the amount of the Prepayment Premium set forth in such statement is subject to change and is valid only for the date of such statement.

Notwithstanding the foregoing, Borrower may prepay its obligation under this Note in full or in part at any time during the ninety (90) days preceding the Maturity Date of this Note (the "Prepayment Window") without payment of a Prepayment Premium.

3.

Resize Payment.  Notwithstanding anything to the contrary in the Note or in this Prepayment Addendum to Promissory Note, no Prepayment Premium shall be due based solely upon the payment by Borrower of a Resize Payment made pursuant to Section 2(c) of the Note.

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DATED as of the date of the Note to which this Addendum is attached.

BORROWER:

FOX STRATEGIC HOUSING INCOME PARTNERS, A CALIFORNIA LIMITED PARTNERSHIP

By:

Fox Partners VIII,

a California general partnership,

its general partner

By:

Fox Capital Management Corporation,

a California corporation,

its managing general partner

By: /s/Patti K. Fielding

Name:

Patti K. Fielding

Title:

Executive Vice President and Treasurer

NON-RECOURSE ADDENDUM

This Addendum is attached to, incorporated into and forms an integral part of, that certain Secured Promissory Note dated as of September 11, 2008, executed by FOX STRATEGIC HOUSING INCOME PARTNERS, A CALIFORNIA LIMITED PARTNERSHIP, for the benefit of WASHINGTON MUTUAL BANK, as if the following terms and provisions were set forth in full in the body thereof:

1.1

Limitation on Borrower's Liability.  Notwithstanding any provision to the contrary in the Note or the Loan Documents and except as otherwise provided for in Section 1.2 below, the liability of Borrower under the Loan Documents shall be limited to the interest of Borrower in the Premises, the Collateral, the Rents and any other property or interests of Borrower or any other Person in which Lender now or hereafter holds a lien or security interest to secure this Note.  In the event of foreclosure of the liens and security interests evidenced by the Loan Documents, no recourse judgment for any deficiency upon the Indebtedness evidenced by the Loan Documents shall be sought or obtained by Lender against Borrower.  Except as expressly set forth in the Loan Documents to the contrary, nothing herein shall in any manner limit or impair: (i) the lien or enforcement of the Loan Documents pursuant to the terms thereof, or (ii) the obligations of any indemnitor or Guarantor under the Loan Documents, if any.

1.2

Exceptions.

(A)

Nothing contained in Section 1.1 or elsewhere in this Addendum or the other Loan Documents, however, shall limit in any way the personal liability of Borrower owed to Lender for any and all liabilities, obligations, losses, damages, expenses or claims incurred by Lender (including, without limitation, any reasonable attorneys' fees and expenses and together with interest thereon at the Interest Rate) resulting from any of the following, and Borrower shall be personally liable for and shall pay, indemnify and hold Lender harmless, upon Lender's demand, from and against any and all such liabilities, obligations, losses, damages, expenses and claims resulting from any of the following: (i) Borrower's failure to pay property or other taxes, assessments or charges (other than amounts paid to Lender for taxes, assessments or charges pursuant to Tax Escrows and Insurance Escrows) which may create liens senior to the lien of the Mortgage on all or any portion of the Premises; (ii) Borrower's failure to insure the Premises in compliance with the provisions of the Loan Documents; (iii) the material physical waste of the Premises or the Collateral or Borrower's failure to restore the Premises or the Collateral in accordance with any Loan Document; (iv) any Rents or other income regardless of type or source of payment or other considerations in lieu thereof (including, but not limited to, royalties, accounts, revenues, income, issues, profits, common area maintenance charges, lease termination or modification payments, refunds of any type, prepayment of rents, settlements of litigation, or settlements of past due rents) from the Premises which Borrower receives after an Event of Default under the Loan Documents which are not applied to (a) payment of principal, interest and other charges when due under the Loan Documents or (b) payment of normal and necessary operating expenses of the Premises ("Operation Expenses"), or (c) in such other manner (if any) as may be expressly permitted under the Loan Documents; (v) misappropriation of any insurance or condemnation proceeds or awards or any Security Deposits of tenants, in violation of the terms of the Loan Documents; (vi) misapplication or misappropriation of tax reserve accounts, tenant improvement reserve accounts, Security Deposits, letters of credit, prepaid rents, insurance or condemnation proceeds or other similar sums paid to or held by Borrower or any other Person in connection with the operation of the Premises; (vii) the loss of Lender's perfection or priority of its security interest in personal property or fixtures covered under any UCC financing statement due to Borrower's failure to notify Lender of a change in its State of location (as provided in the version of Uniform Commercial Code Section 9-307 enacted in any relevant State); or (viii) any fraud or material or willful misrepresentation by or on behalf of Borrower or any Guarantor regarding the Premises, the making or delivery of any of the Loan Documents or in any materials or information provided by or on behalf of Borrower or any Guarantor in connection with the Loan.

(B)

Notwithstanding anything to the contrary in the Loan Documents, the limitation on liability contained in Section 1.1 SHALL BECOME NULL AND VOID and shall be of no further force and effect in the event of: (i) a Transfer, other than a Permitted Transfer; (ii) the failure of Borrower to remain a Single-Purpose Entity in accordance with the representations, warranties and covenants contained in the Security Instrument, subject to Borrower’s right to cure such a failure as provided for in the Security Instrument; or (iii) the Premises or the Collateral becoming an asset in (a) a voluntary bankruptcy or insolvency proceeding or (b) an involuntary bankruptcy or insolvency proceeding (other than one filed by Lender) which is not dismissed within ninety (90) days of filing.

(C)

Borrower's personal liability pursuant to subsections (A) and (B) above are referred to in the Loan Documents as the "Recourse Obligations."

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IN WITNESS WHEREOF, Borrower has hereunto caused this Addendum to be executed on the date of the Note of which it forms a part.

BORROWER:

FOX STRATEGIC HOUSING INCOME PARTNERS, A CALIFORNIA LIMITED PARTNERSHIP

By:

Fox Partners VIII,

a California general partnership,

its general partner

By:

Fox Capital Management Corporation,

a California corporation,

its managing general partner

By: /s/Patti K. Fielding

Name:

Patti K. Fielding

Title:

Executive Vice President and Treasurer